EXHIBIT 99.3


                NTL MAKES $6 MILLION EQUITY INVESTMENT IN LEADING
                          VIDEO-ON-DEMAND PROVIDER DIVA

NEW YORK, NY and REDWOOD CITY, CA (May 15, 2000) - NTL Incorporated ("NTL") (Nasdaq and Easdaq: NTLI) and DIVA Systems Corporation ("DIVA"), a leading provider of interactive on-demand products and services for the cable television industry, today announced that NTL has made a $6 million equity investment in DIVA.

NTL and DIVA are currently working together to be able to commercially deploy video-on-demand over NTL's cable network in the United Kingdom and offer immediate in-home access to a diverse and continuously evolving selection of movies and special interest material with fast-forward, pause and re-wind functionality plus high quality digital picture and sound.

Barclay Knapp, CEO and President of NTL said, "We have worked with DIVA since late 1999 and are thrilled to take a strategic equity interest in the leading developer of VOD services. NTL believes that Video-on-Demand will be a key component of its digital line-up and looks forward to offering this remarkable service to its expanding customer base."

"We are extremely pleased to have the United Kingdom's largest provider of cable broadband entertainment and telecommunications services make this strategic investment in DIVA," said David Zucker, DIVA's President and CEO. "This investment demonstrates how committed both NTL and DIVA are to delivering true video-on-demand, a product that is truly differentiated from that of any other entertainment platform in the UK, Europe, or the U.S."

MORE ON DIVA SYSTEMS:
DIVA Systems Corporation (www.divatv.com) is a privately held company founded in June 1995 and is headquartered in Redwood City, Calif. DIVA commercially launched its digital video-on-demand (VOD) service in cable television systems in the fall of 1997 and is the only company currently deploying an end-to-end video-on-demand service in North America. As a leading provider of interactive VOD products and services for the cable television industry, DIVA provides the hardware, software, back office and integration expertise to enable cable companies to provide their customers with immediate, affordable access to hundreds of viewing choices including feature films, children's programming and specialty shows, via their remote control. DIVA has also recently introduced an interactive program guide (IPG) as a stand-alone product that allows television viewers to search and access viewing choices in real-time.

DIVA's interactive (VOD) products and services are now deployed in six cable systems in the U.S. with multiple system operators, including Charter Communications, Insight Communications and MediaOne. DIVA has also established relationships with leading industry participants, including content providers such as Warner Bros., Sony Pictures, Universal, FOX, Disney, manufacturers of digital set-top boxes, providers of application managers and set-top box operating systems and billing system providers.

This press release contains forward-looking statements relating to DIVA and NTL, including but not limited to, the ability of DIVA to deploy its video-on-demand products and services in the U.K. in a timely way. Actual results may vary from anticipated results and such differences may be material, based on a number of factors, including the ability of DIVA to integrate its products and services on the NTL cable network and the demand for such products and services, and other factors described in DIVA's Form 10-K for the year ended June 30, 1999, DIVA's Form 10-Q for the quarters ended September 30, 1999, December 31, 1999 and March 31, 1999 and other documents filed by DIVA with the Securities and Exchange Commission. Neither DIVA nor NTL assume any obligation to update such forward-looking statements or to update the reasons actual results could differ materially from those anticipated in such forward-looking statements.

FOR MORE INFORMATION, CONTACT:

NTL
(212) 906-8440
John Gregg, Chief Financial Officer
Richard J. Lubasch, EVP-General Counsel
Bret Richter, VP-Corporate Finance
Erik Tamm, Investor Relations

DIVA
(650) 779-3086
Patrick J. Gushman
VP, Corporate Communications
Georgeann H. Ikuma
Sr. Manager, Media and Public Relations